Exhibit 99.1

Identiv Reports Preliminary Third Quarter 2017 Results and Updates

Fiscal 2017 Outlook

FREMONT, Calif., October 23, 2017 — Identiv, Inc. (NASDAQ: INVE), a global provider of physical security and secure identification solutions, today has reported preliminary unaudited results for its third quarter ended September 30, 2017. The company also updated its financial guidance for the full year ending December 31, 2017.

Preliminary Third Quarter 2017 Results

Based on preliminary unaudited results, the company expects total revenues for the third quarter of 2017 to range between $15.0 million and $15.5 million. This compares to $14.8 million in the second quarter of 2017 and $15.6 million in the third quarter of 2016.

Adjusted EBITDA (a non-GAAP metric) for the third quarter of 2017 is expected to range between $0.5 million and $1.0 million, based on preliminary unaudited results. This compares to $0.2 million in the second quarter of 2017 and $1.7 million in the third quarter of 2016.

Complete financial results for the third quarter ended September 30, 2017 will be released after the market close on November 9, 2017.

Fiscal 2017 Guidance

For the full year ending December 31, 2017, Identiv now expects revenue to range between $59.0 million and $62.0 million (compared to previous guidance of $64.0 million to $68.0 million), which would represent an increase of 5% to 10% over fiscal 2016.

The company expects adjusted EBITDA (a non-GAAP metric) to range between $2.0 million and $3.0 million (compared to previous guidance of $4.0 million to $7.0 million), which would represent an improvement from an adjusted EBITDA loss of $2.1 million in fiscal 2016.

Management Commentary

“Over the course of 2017 we continued to grow from the significant restructuring and turnaround we completed in 2016,” said Identiv CEO, Steven Humphreys. “Revenue from our Identity and Credentials segments has been strong, growing 18% and 10%, respectively, for the first nine months of 2017. Although the year has been successful so far, our preliminary Q3 results were lower than anticipated. Specifically, our Physical Access Control Systems segment, while up 10% sequentially, did not experience the usual seasonal acceleration from the government fiscal year end. This was partially due to more than $1 million of government orders arriving late or just after the quarter, including a $560,000 publicly-awarded access control order. Additionally, the launch of our new Hirsch Mx-1 single-door edge controller occurred at the end of the quarter, which was behind schedule. As a result, sales from this new product were not reflected in the third quarter. That being said, the Mx-1 has been well received by the market. We expect the product to start contributing to our topline in Q4, and becoming a solid revenue contributor next year. As a result of both of the factors we experienced in Q3, we now have a higher than usual backlog going into the fourth quarter.

“Business scale, visibility and resiliency are top priorities for us, and we remain focused on executing our strategy to profitably grow and capitalize on our opportunities. Despite the lower seasonal acceleration, the federal government market remains strong and an ongoing growth driver for our business. The overall physical access market’s strength is underscored by the continued sales growth we’ve experienced through our Cisco channel. In fact, Q3 marked the second consecutive quarter with Cisco accounting for greater than 10% of our Premises revenue. For the first nine months of 2017, their overall contribution as a percentage of total segment revenues was more than double last year’s total. On top of this, we expect the positive trends in transponders and smart card readers, particularly around brand authenticity, consumer engagement and secure data access, to continue supporting our overall growth as well. This strong outlook is supported by our efforts to launch new products and service offerings, expand sales channels with partners, and take advantage of repeat, growing customers.

“While we expected our revenue growth in 2017 to be higher, we believe the preliminary results for the first nine months, along with our outlook for the full year, support our strategy to build a sustainable growth company. It’s encouraging to note that our preliminary results for the quarter, though lower than our revenue goals, were within the operating range of our mid-term business model. This was true in terms of our operating expenses and adjusted EBITDA as a percent of total revenues, which has helped us now achieve five consecutive quarters of positive adjusted EBITDA. We believe our outlook for 5% to 10% revenue growth and adjusted EBITDA profitability for fiscal 2017 positions us to continue this strong execution going forward.”

Conference Call

Identiv management will hold a conference call today (October 23, 2017) at 5:00 p.m. Eastern Standard Time (2:00 p.m. Pacific Standard Time) to discuss these preliminary results and outlook.

Identiv management will host the call, followed by a question and answer period.

U.S. dial-in: 1-877-718-5098

International dial-in: 1-719-325-4901

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay in the investor relations section of the company’s website.

A replay of the call will be available after 8:00 p.m. Eastern Standard Time on the same day through November 23, 2017.

U.S. replay dial-in: 1-844-512-2921

International replay dial-in: 1-412-317-6671

Replay ID: 8368662

About Identiv

Identiv, Inc. is a global provider of physical security and secure identification. Identiv’s products,

software, systems, and services address the markets for physical and logical access control and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP adjusted EBITDA discussed above exclude items that are included in GAAP net income (loss) and GAAP operating expenses, and excludes provision (benefit) for income taxes, net income (loss) attributable to non-controlling interest, interest expense, gain on extinguishment of debt, foreign currency gains (losses), stock-based compensation, amortization and depreciation, and restructuring and severance. The exclusions are detailed in the reconciliation table included in our historical earnings releases. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in our historical press release. Identiv has not provided a reconciliation of its preliminary third quarter adjusted EBITDA range, which reconciliation will be provided when it reports final third quarter results. In addition, Identiv has not provided a reconciliation of its full-year 2017 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items that are a component of net income (loss) cannot be reasonably projected. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including interest expense, income tax expense (benefit), share-based compensation, and foreign currency (gains) losses. These components of net income (loss) could significantly impact Identiv’s actual net income (loss).

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s expectations regarding future operating and financial performance, including third quarter preliminary revenue range and adjusted EBITDA range, fiscal year 2017 guidance, the factors that contributed to the preliminary results, the Company’s beliefs regarding the strength of its business and trends in the industry, the drivers of growth in its business, its relationships with customers and traction within its customer base, market positioning, the timing and level of revenue from specific products, business seasonality and the effectiveness of the Company’s business strategy is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the completion of the Company’s third quarter 2017 financial close process and financial statements, including any adjustments that may result from that process and from auditor review, the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, the level of customer orders, the success of its products and partnerships, industry trends and seasonality, and factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover or Najim Mostamand, CFA

Liolios Group, Inc.

IR@identiv.com

Media Contact:

press@identiv.com